As filed with the Securities and Exchange Commission on August 1, 2007

Registration No. 333-137071

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
Beacon Power Corporation
(Exact name of registrant as specified in its charter)

Delaware	04-3372365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

234 Ballardvale Street
Wilmington, Massachusetts 01887
(978) 694-9121
(Address, including zip code, and telephone number, including area code of
Registrant’s principal executive offices)

With a copy to:

Albert L. Sokol, Esq.
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199
(617) 239-0100
(Name, address, including zip code, and telephone number, including area code, of
Agent for Service)
_________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that should become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

WITHDRAWAL OF REGISTRATION STATEMENT AND
DEREGISTRATION OF SECURITIES

On September 1, 2006, Beacon Power Corporation (the “Registrant”) filed a Registration Statement on Form S-3 (File No. 333-137071) (the “Registration Statement) registering common stock, preferred stock, depositary shares, warrants and/or units with a total value of up to $40,000,000. On December 14, 2006, the Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective. Around February 13, 2007, the Registrant sold units consisting of common stock and warrants to purchase common stock to investors for gross proceeds of $10,633,218.

In accordance with Rule 477 of Regulation C promulgated under the Securities Act of 1933, as amended (the “Act”), the Registrant hereby respectfully requests the withdrawal of the Registration Statement (File No. 333-137071), including all exhibits, supplements and amendments filed thereto. The Registrant is making this request because the Registrant will file a new registration statement on Form S-3 (the “New Registration Statement”). Since securities registered under the Registration Statement (File No. 333-137071) remain unsold, the registration fee associated with the unsold securities will be used to offset the total registration fee due in connection with the filing of the New Registration Statement in accordance with Rule 457(p).

Accordingly, the Registrant hereby de-registers the securities identified in the Registration Statement (File No. 333-137071) that have not been sold to date under the terms described therein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-137071) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, on August 1, 2007.

Beacon Power Corporation
By:	/s/ F. William Capp
F. William Capp
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on August 1, 2007.

Signature	Title	Date
/s/ F. William Capp	President and Chief Executive Officer, and Director
F. William Capp	(Principal Executive Officer)	August 1, 2007

/s/ James M. Spiezio	Vice President of Finance, Chief Financial Officer, Treasurer and Secretary
James M. Spiezio	(Principal Financial and Accounting Officer)	August 1, 2007

/s/ Stephen P. Adik
Stephen P. Adik	Director	August 1, 2007

/s/ Daniel E. Kletter
Daniel E. Kletter	Director	August 1, 2007

/s/ Jack P. Smith
Jack P. Smith	Director	August 1, 2007

/s/ Virgil G. Rose
Virgil G. Rose	Director	August 1, 2007

/s/ Edward A. Weihman
Edward A. Weihman	Director	August 1, 2007